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                                                                       Exhibit I



CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-44044) of our report dated June 15, 2000, included in the Annual Report of the Westinghouse de Puerto Rico, Inc. Retirement Savings Plan on Form 11-K for the year ended December 31, 1999.



KPMG LLP

Pittsburgh, Pennsylvania
June 26, 2000